Exhibit 99.1

Marchex Appoints Edwin Miller as New CEO

Ryan Polley, Chief Operating Officer, Also Promoted to the Role of President

SEATTLE--(BUSINESS WIRE)—February 6, 2023-- Marchex, Inc. (NASDAQ: MCHX), the award-winning AI-powered conversation intelligence company that helps businesses turn strategic insights into the actions that drive their most valued sales outcomes, today announced that Edwin Miller has joined the company as its CEO. Russell Horowitz, Marchex’s Chairman of the Board, will continue in this role and Michael Arends will serve as the company’s Vice Chairman.

A highly experienced entrepreneur and technology industry executive who has led and managed numerous dynamic organizations, Miller most recently was an operating executive with Gemspring Capital, a private equity firm with $3.4 billion of capital under management. In this role, Miller reviewed and advised on all facets of company operations, from strategy to execution, for numerous technology businesses across a wide spectrum in the global technology landscape.

Miller previously served as CEO of Astreya, an IT services solution provider, and was a member of its Board of Directors after initially advising the company. During Miller’s 6-years of leadership, the company nearly quadrupled revenue, while headcount doubled to more than 1,000 employees. Prior to Astreya, Miller was the CEO of Everest Software, an enterprise software company with more than 3,000 customers around the globe, where he helped drive innovation in the product offerings and an improved go to market approach, prior to its successful exit to Versata. Miller was also previously the CEO of InfoData, where he helped formulate and execute new business strategies, returning the company to profitable performance and achieving 11 consecutive quarters of growth. InfoData was successfully sold to McDonald Bradley at a 14x valuation multiple. Miller currently serves on the boards of private companies in the Drone, AI, and SaaS marketplaces, and has an MBA from George Washington University.

Marchex also today announced that Ryan Polley, the company’s Chief Operating Officer, has been named to the additional role of President. Polley’s responsibilities include overseeing the product and engineering organizations at Marchex, as well as developing the strategies that expand the company’s artificial intelligence capabilities and customer channel opportunities.

“I am thrilled that Edwin is joining Marchex at such a key point in our opportunity,” said Russell Horowitz, Marchex’s Chairman of the Board of Directors. “His knowledge and experience across the technology landscape, including business analytics, make him a tremendous fit with the existing leadership team. His deep, hands-on experience with customers and products, and developing and implementing strategy and tactics, will help to accelerate our current leadership position in Conversational Analytics. This is also an ideal time to recognize, expand and formalize Ryan’s increased company leadership and responsibilities as our President and COO,” added Horowitz. “Today’s evolution of our leadership team positions us extremely well in terms of executive level talent, distinctive subject matter expertise, and complete commitment to our unique and we believe transformative opportunity in Conversational Analytics.”

“I am excited to be joining Marchex, as the company’s growing base of world-class customers, expanding product portfolio and rich conversational data assets create a compelling opportunity to accelerate the company’s leadership position within the conversational intelligence market, said Edwin Miller, Marchex CEO. “I see significant near-term opportunity as well as meaningful long-term growth potential for Marchex and I look forward to working with the team to realize our considerable potential.”

About Marchex

Marchex’s award-winning conversation intelligence platform, featuring AI-powered sales engagement and marketing solutions, helps businesses turn strategic insights into the actions that drive their most valued sales outcomes. Our multichannel voice and text capabilities enable sales and marketing teams to deliver the buying experiences that today’s customers expect. Marchex is the trusted conversation intelligence partner for market-leading companies in critical industries, including many of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of the date hereof and Marchex undertakes no duty to update the information provided herein.

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CONTACTS:

Trevor Caldwell
Marchex Investor Relations
Telephone: 206.331.3600
Email: ir@marchex.com
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Mark S. Peterson

Pointer PR LLC

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